Exhibit 10.1

NB&T FINANCIAL GROUP, INC.

2014 EQUITY PLAN

1.00 PURPOSE AND EFFECTIVE DATE

1.01 Purpose. This Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase shareholder value by [1] providing Employees and Directors an opportunity to acquire an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding Employees and Directors upon whose judgment, interest and special efforts the successful conduct of the Group’s business is largely dependent.

1.02 Effective Date. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the Company’s shareholders under applicable rules and procedures, including those prescribed under Code §162(m) and 422. Any Award granted before shareholder approval will be null and void if the shareholders do not approve the plan within the period just described. Subject to Sections 10.00 and 11.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s shareholders, whichever is earliest.

2.00 DEFINITIONS

When used in this Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect, even if the Company is not subject to the Act.

Annual Meeting. The annual meeting of the Company’s shareholders.

Award. Any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock or Stock Appreciation Right granted under the Plan.

Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will or may be exercised or settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.

Beneficiary. The person a Participant designates to receive (or to exercise) any Plan benefit (or right) that is unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 12.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

Board. The Company’s board of directors.

Cause. As defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement, one or more of the following acts of the Employee: personal dishonesty; incompetence; willful misconduct; breach of fiduciary duty involving personal profit; intentional failure or refusal to perform assigned duties and responsibilities consistent with the Employee’s position; willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order; conviction of a felony or for fraud or embezzlement; or material breach of any written agreement between the Employee and the Company or any Related Entity. However, Cause will not arise solely because the Employee is absent from active employment during periods of vacation or other approved leaves of absence, consistent with the employer’s applicable vacation and approved leave of absence policy, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a Disability or other period of absence initiated by the Employee and approved by the employer.

Change in Control. As defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement, the occurrence of the earliest to occur of any one of the following events on or after the Effective Date:

[1] any one person, or more than one person acting as a group, acquired ownership of stock of the Company that, together with stock held by such person or group, possesses more than 50% of the total Fair Market Value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group is considered to own more than 50% of the total market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control. Any increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of the transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section; or

[2] any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total market value equal to or more than one third of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding any other provision of this Agreement, the Employee will not be entitled to any amount under this Agreement if he or she acted in concert with any person or group (as defined above) to effect a Change in Control, other than at the specific direction of the Board and in his/her capacity as an employee of the Company or any Subsidiary.

Change in Control Price. The price (or other property) per share of Stock paid in conjunction with any transaction resulting in a Change in Control or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of the Stock, the Fair Market Value of one share of Stock on the date of the Change in Control or, if higher, the Fair Market Value of a share of Stock on the last trading day before the Change in Control occurs.

Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.

Committee. The Board’s Compensation Committee.

Company. NB&T Financial Group, Inc., an Ohio corporation, and any and all successors to it.

Confidential Information. Any and all information (other than information in the public domain) related to the Company’s or any Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations and information relating to the identity and location of all past, present and prospective customers and suppliers.

Covered Officer. An Employee who is a “covered employee” under Code §162(m) and whose compensation is deemed, at the time the award is made, to be likely to exceed the $1 million deductibility limit of Code §162(m) at the end of the year in which the award is made.

Director. A person who, on an applicable Grant Date [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an Employee. For purposes of applying this definition, a Director’s status will be determined as of the Grant Date applicable to each affected Award.

Director Options. Nonqualified Options issued to Directors under Section 6.00.

Disability. Unless the Committee specifies otherwise in the Award Agreement:

[1] With respect to an Incentive Stock Option, as defined in Code §22(e)(3);

[2] With respect to any Award subject to Code §409A, as defined under Code §409A; and

[3] With respect to any Award not described in subpart [1] or [2] of this definition, as defined in any disability insurance policy provided by the Company or a Related Entity and in which the Employee is eligible to participate at the Grant Date. If a Participant is ineligible to participate in all disability insurance policies or plans maintained by the Company and its Related Entities or no such policy or plan is maintained, then disability shall be determined by the Committee with respect to Employees and by the Board with respect to Directors based upon all the medical evidence available.

Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

Exercise Price. The amount, if any, a Participant must pay to exercise an Award.

Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules: [1] if the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day; [2] if the Stock is not traded on an exchange but is traded over-the-counter on a quotation system, the reported “closing price,” if reported, or if there is no reported “closing price,” the arithmetic mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or [3] if neither subparts [1] or [2] of this definition apply: [a] with respect to Incentive Stock Options or Restricted Stock, the fair market value as determined by the Committee in good faith and consistent with rules prescribed under Code §422; and [b] with respect to any other Award, as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, that satisfies the requirements of Treasury Regulation §1.409A-1(b)(5).

Full-Value Award. Restricted Stock Awards that, by the terms of the Award Agreement through which they are issued, are to be settled in shares of Stock.

Grant Date. The date an Award is granted.

Group. The Company and all Related Entities. The composition of the Group will be determined as of any relevant date.

Incentive Stock Option. Any Option that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.

Nonqualified Stock Option. Any Option that is not an Incentive Stock Option.

Option. The right granted under Section 6.00 to a Participant to purchase a share of Stock at an Exercise Price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.

Participant. Any Employee or Director to whom an Award has been granted and which is still outstanding.

Plan. The NB&T Financial Group, Inc. 2014 Equity Plan.

Plan Year. The Company’s fiscal year.

Related Board. The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.

Related Entity. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity and that, along with the Company, would be considered a single employer under Code §§414(b) and 414(c), but modified as permitted by Treasury Regulation § 1.409A-1(b)(5)(iii)(E)(1).

Restricted Stock. A share of Stock issued to a Participant contingent upon satisfaction of conditions described in Section 7.00.

Restriction Period. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock.

Retirement. Unless the Board specifies otherwise in the Award Agreement, the date an Employee Terminates on or after reaching age 55 and qualifies to receive benefits under any tax-qualified deferred compensation plan then maintained by his or her employer.

Stock. The common shares, without par value, issued by the Company.

Stock Appreciation Right (or “SAR”). An Award granted under Section 8.00 and consisting of the potential appreciation of the shares of Stock underlying the Award.

Terminate. A “separation from service” by the Participant from the Company and all Related Entities within the meaning of Code §409A and Treasury Regulation §1.409A-1(h).

3.00 PARTICIPATION

3.01 Awards to Employees.

[1] Consistent with the terms of the Plan and subject to Section 3.03, the Board, upon recommendation of the Committee, will [a] decide which Employees will be granted Awards; and [b] specify the type of Award to be granted to Employees and the terms upon which those Awards will be granted and may be earned.

[2] The Board, upon the Committee’s recommendation, may establish different terms and conditions [a] for each type of Award granted to an Employee, [b] for each Employee receiving the same type of Award; and [c] for the same Employee for each Award the Employee receives, whether or not those Awards are granted at different times.

3.02 Awards to Directors. Consistent with the terms of the Plan and subject to Section 3.03, the Board will grant to Directors the Awards described in Section 6.01[2].

3.03 Conditions of Participation. By accepting an Award, each Employee and Director agrees:

[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Board; and

[2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights that were granted under the Plan or Award Agreement (or both) before those amendments.

4.00 ADMINISTRATION

4.01 Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose, although the Board has final authority to grant Awards as described in Section 3.00. Consistent with the Plan’s objectives, the Board and the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s and the Group’s interests, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Board and the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02 Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate. To the extent that any Award granted to a Covered Officer is intended to qualify as deductible performance-based compensation for purposes of Code §162(m), the Award must be granted solely by members of the Committee who constitute a “compensation committee” for purposes of Code §162(m) and, with respect to any such Award, the Committee may not delegate any duties it is required to discharge to comply with Code §162(m).

4.03 Award Agreement. As soon as administratively feasible after the Grant Date, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement:

[1] Will describe [a] the type of Award and when and how it may be exercised or earned, [b] any Exercise Price associated with that Award and [c] how the Award will or may be settled.

[2] To the extent different from the terms of the Plan, will describe [a] any conditions that must be met before the Award may be exercised or earned, [b] any objective restrictions placed on Awards and any performance-related conditions and Performance Criteria that must be met before those restrictions will be released and [c] any other applicable terms and conditions affecting the Award.

4.04 Restriction on Repricing. Regardless of any other provision of this Plan, none of the Company, the Board or the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock is then traded) any Award without the prior approval of the shareholders.

5.00 LIMITS ON STOCK SUBJECT TO AWARDS

5.01 Number of Authorized Shares of Stock. Subject to Section 5.03, the number of shares of Stock issued under the Plan may not be larger than 270,000 shares, all of which may be issued through Incentive Stock Options. The full number of shares underlying an SAR shall be deemed “issued” for purposes of counting the number of shares authorized for issuance pursuant to the Plan. Subject to the aggregate limitation set for in this Section 5.01 and with the exception of equity awards to Directors as determined in Section 6.01, the Board, in its discretion, may determine the number of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock to be granted at Grant Date to employees.

The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

5.02 Share Accounting. The limits imposed under Section 5.01:

[1] Will be conditionally reduced by the number of shares of Stock subject to any outstanding Award, including the full number of shares underlying SARs; and

[2] Will be absolutely reduced by [a] the number of shares of Stock issued pursuant to the exercise of an Option, [b] the number of shares of Stock issued because the terms of a Full-Value Award Agreement have been met and [c] by the full number of shares of Stock underlying an SAR that has been earned and exercised; but

[3] Will be increased by the number of shares of Stock subject to any Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the Award’s Fair Market Value and its Exercise Price (if any).

In addition, the number of authorized shares of Stock specified in Section 5.01 will be reduced by the number of shares of Stock surrendered by a Participant or withheld by the Company to pay the Exercise Price of an Option or the taxes associated with an Award.

Any decision by the Committee under this section will be final and binding on all Participants.

5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust [1] the number of Awards that may or will be granted to Participants during a Plan Year, [2] the aggregate number of shares of Stock available for Awards under Sections 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards. Any adjustment made pursuant to this Section 5.03 shall be made in accordance with the requirements of Code §409A, to the extent applicable.

5.04 Limits on Awards to Covered Officers. During any Plan Year, no Covered Officer may receive [1] Options and SARs covering more than 12,000 shares in the aggregate (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted or [2] Restricted Stock Awards covering more than 2,000 shares in the aggregate (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted.

6.00 OPTIONS

6.01 Grant of Options. Subject to Section 10.00 and the terms of the Plan and the associated Award Agreement:

[1] At any time during the term of this Plan, the Board, upon the recommendation of the Committee, may grant Incentive Stock Options and Nonqualified Stock Options to Employees.

[2] The Board will grant, subject to adjustment as provided in Section 5.03, [a] 1,000 Director Options to each Director on the date immediately after the Director first becomes a Director, and [b] 1,000 shares of Director Options on the date following each subsequent Annual Meeting during which the Director serves as a Director.

6.02 Exercise Price. Except as required to implement Section 6.06, each Option will bear an Exercise Price at least equal to Fair Market Value on the Grant Date. However, the Exercise Price associated with an Incentive Stock Option will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock [or the combined voting power of any parent or subsidiary corporation, determined under rules issued under Code §422](a “Ten-Percent Shareholder”).

6.03 Exercise of Options. Subject to Section 9.00 and any terms, restrictions and conditions specified in the Plan:

[1] Employee Options will be exercisable according to a vesting schedule determined by the Board at the Grant Date; provided, however, that no Employee Option will become exercisable at a rate of less than one third each year beginning on and after the Grant Date.

[2] Director Options will be exercisable according to the following schedule:

Number of Full Years Beginning After Grant Date	Cumulative Percentage Vested
Less than 1	0 percent
1 but fewer than 2	33 1/3 percent
2 but fewer than 3	66 2/3 percent
3 or more	100 percent

[3] However:

[a] Any Option to purchase a fraction of a share of Stock will automatically be converted to an Option to purchase a whole share.

[b] No Incentive Stock Option may be exercised more than ten years after it is granted (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).

[c] No Director Option will be exercisable more than ten years after it is granted.

[d] Nonqualified Stock Options (other than Director Options) will be exercisable for the period specified in the Award Agreement but not more than ten years after it is granted.

6.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:

[1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421.

[2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and of any parent or subsidiary corporation of the Company, as defined in Code §424) will not exceed $100,000 [or other amount specified in Code §422(d)], determined under rules issued under Code §422.

[3] No Incentive Stock Option will be granted to any person who is not an Employee of the Company or a parent or a subsidiary corporation of the Company, as defined in Code §424 on the Grant Date.

6.05 Exercise Procedures and Payment for Options. Unless the Board specifies otherwise in the Award Agreement, the Exercise Price associated with each Option must be paid under procedures described in the Award Agreement. These procedures may include payment in cash, a cashless exercise and allowing a Participant to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price or any combination of those procedures. A Participant may exercise an Option only by sending to the Committee a completed exercise notice (in the form prescribed by the Committee) along with payment (or designation of an approved payment procedure) of the Exercise Price. As soon as administratively feasible after those steps are taken, the Committee will issue to the Participant the appropriate share certificates.

6.06 Substitution of Options. In the Board’s discretion, persons who become Employees as a result of a transaction described in Code §424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under Code §§424 and 409A.

6.07 Rights Associated With Options.

[1] A Participant to whom an unexercised Option has been granted will have no voting or dividend rights with respect to the shares underlying that unexercised Option and the Option will be transferable only to the extent provided in Section 12.01.

[2] Unless the Board specifies otherwise in the Award Agreement or as otherwise specifically provided in the Plan, Stock acquired through an Option [a] will bear all dividend and voting rights associated with Stock and [b] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which shares of Stock are then listed or traded or any blue sky or state securities laws.

7.00 RESTRICTED STOCK

7.01 Grant of Restricted Stock. The restrictions contained in the Restricted Stock awards shall be based on the passage of time. Subject to Section 9.00 and the terms of the Plan and the associated Award Agreement at any time during the term of this Plan, the Board may grant shares of Restricted Stock to Employees

7.02 Earning Restricted Stock. Subject to Section 9.00, any terms, restrictions and conditions specified in the Plan or the associated Award Agreement, and unless specified otherwise in the Award Agreement:

[1] Restrictions imposed on Restricted Stock granted to Employees will lapse no later than 3 years after the Grant Date.

[2] During the Restriction Period, Restricted Stock will be held by the Company as escrow agent. After the end of the Restriction Period, the Restricted Stock will be:

[a] Forfeited, if all restrictions described in the Award Agreement have not been met; or

[b] Released from escrow and distributed to the Participant as soon as practicable, but in no event more than 60 days after the last day of the Restriction Period, if all restrictions specified in the Award Agreement have been met.

[3] Any Restricted Stock Award relating to a fractional share of Stock will be rounded to the next whole share when settled.

7.03 Rights Associated With Restricted Stock. During the Restriction Period and unless the associated Award Agreement specifies otherwise:

[1] Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; but

[2] Each Participant to whom Restricted Stock has been issued:

[a] May exercise full voting rights associated with that Restricted Stock; and

[b] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock at the same time as paid to shareholders; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

8.00 STOCK APPRECIATION RIGHTS

8.01 SAR Grants. Subject to the terms of the Plan, the Board, upon recommendation of the Committee, may grant SARs to Employees at any time during the term of this Plan.

8.02 Exercise Price. The Exercise Price specified in the Award Agreement will not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date.

8.03 Exercise and Settling of SARs.

[1] SARs will be exercisable subject to the terms specified in the Award Agreement.

[2] A Participant exercising a SAR will receive, as set forth in the Award Agreement, cash or a number of whole shares of Stock equal to:

[a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price multiplied by

[b] The number of shares of Stock with respect to which the SAR is being exercised.

The value of any fractional share of Stock produced under this formula will be settled in cash.

9.00 TERMINATION/BUY-OUT

9.01 Retirement. Unless otherwise specified in the Award Agreement or this Plan:

[1] All Nonqualified Stock Options and SARs then held by a Retiring Employee that are not exercisable when the Employee Retires will become fully exercisable upon Retirement, and all of the Employee’s Options and SARs may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the Retirement date (or any shorter period specified in the Award Agreement).

[2] All Incentive Stock Options then held by a Retiring Employee that are not exercisable when the Employee Retires will become fully exercisable upon Retirement, and all of the Employee’s Incentive Stock Options may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] three months after the Retirement date (or any shorter period specified in the Award Agreement). However, an Incentive Stock Option that is not exercised within three months after the Retirement date will be treated as a Nonqualified Stock Option and may be exercised within the period described in Section 9.01[1].

[3] All Restricted Stock granted to a Retiring Participant that is unvested when the Participant Retires will be fully vested upon the Participant’s Retirement and shall be settled within 60 days.

9.02 Death or Disability. Unless otherwise specified in the Award Agreement or this Plan:

[1] All Nonqualified Stock Options and SARs then held by a Participant who dies or becomes Disabled (whether or not then exercisable) will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the date of death or Disability (or any shorter period specified in the Award Agreement).

[2] All Incentive Stock Options then held by a Disabled or dead Participant will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the Participant’s Disability or death (or any shorter period specified in the Award Agreement).

[3] All Restricted Stock granted to a Participant who dies or becomes Disabled that is unvested when the Participant dies or becomes Disabled will be fully vested when the Participant dies or becomes Disabled.

9.03 Termination for Cause. Unless otherwise specified in the Award Agreement or this Plan, all Awards that are outstanding (whether or not then earned or exercisable) will be forfeited when and if a Participant Terminates (or is deemed to have been Terminated) for Cause.

9.04 Termination for any Other Reason. Unless otherwise specified in the Award Agreement or this Plan or subsequently, any Awards that are outstanding when a Participant Terminates for any reason not described in Sections 9.01 through 9.03 and which are then exercisable may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] three months after the Termination date (or any shorter period specified in the Award Agreement), and all Awards that are not then exercisable and all unvested restricted stock will terminate on the Termination date.

9.05 Buy-out of Awards. At any time before a Change in Control or the commencement of activity that may reasonably be expected to result in a Change in Control, the Board, in its sole discretion, may offer to buy for cash or by substitution of another Award (but only to the extent that offer and the terms of the offer do not and, on their face are not likely to, generate penalties under Code §409A) any or all outstanding Awards held by any Participant, whether or not exercisable, by providing to that Participant written notice (“Buy-out Offer”) of its intention to exercise the rights reserved in this section and other information, if any, required to be included under applicable security laws. If a Buy-out Offer is given, the Company also will transfer to each Participant accepting the offer the value (equal to the difference between the aggregate Fair Market Value of the Award on the date of the Buy-out Offer over the aggregate Exercise Price, if any) of the Award to be purchased or a substitute Award whose value is equal to the difference between the aggregate Fair Market Value on the date of the Buy-out Offer over the aggregate Exercise Price, if any of the Award is to be exchanged. The Company will complete any buy-out made under this section as soon as administratively possible after the date of the Buy-out Offer.

10.00 CHANGE IN CONTROL

10.01 Accelerated Vesting and Settlement. Upon a Change in Control, all of a Participant’s Awards will be treated as provided in a separate written change in control or similar agreement between the Participant and the Company or any Related Entity or, if there is no such agreement between a Participant and the Company or any Related Entity, subject to Section 10.02, on the date of any Change in Control the Participant and the Company agree that:

[1] Each Option and SAR outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [a] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or SAR or, [b] at the Board’s discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option and SAR and the Fair Market Value of any fractional share of Stock will be distributed in cash; and

[2] All restrictions then imposed on Restricted Stock will lapse and all outstanding Restricted Stock (including those subject to the acceleration described in this subpart) will be distributed in a single lump sum cash payment or, at the Board’s discretion, in whole shares of Stock and all dividends then held in escrow will be distributed in cash within 30 days following the Change in Control. The distribution or payment made pursuant to this section shall be based on the Change in Control Price.

As a condition of receiving an Award, each Participant agrees to the terms described in this section and to cooperate fully in the application and completion of the procedures described in this section.

10.02 Effect of Code §280G. Unless otherwise specified in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments described in Section 10.01 constitute an “excess parachute payment” as defined in Code §280G(b)(1) when combined with all other parachute payments attributable to the same Change in Control, the Company or other entity making the payment (“Payor”) will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this Plan, any Award Agreement and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code §4999. Any reduction pursuant to this Section 10.02 shall be made consistent with the requirements of Code §409A.

11.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section will restrict the Board’s or the Committee’s right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

12.00 MISCELLANEOUS

12.01 Assignability. Except as described in this section or as provided in Section 12.02, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative.

12.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the Beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.03 No Guarantee of Continuing Services. Except as specifically provided elsewhere in the Plan, nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of the Company or any Related Entity to Terminate any Employee’s employment at any time;

[2] Conferring on any Participant any right to continue as an Employee or director of the Company or any Related Entity;

[3] Guaranteeing that any Employee will be selected to be a Participant; or

[4] Guaranteeing that any Participant will receive any future Awards.

12.04 Tax Withholding. To the extent applicable, the Company will withhold from other amounts owed to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock.

In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

[1] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[2] By delivering to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

[3] By remitting cash to the Company; or

[4] By remitting a personal check immediately payable to the Company.

12.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.

12.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

12.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws; however, the Company shall issue shares of Stock as soon as it reasonably believes that such issuance shall be in accordance with any applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

12.08 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

12.09 No Impact on Benefits. Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

12.10 Code §409A. It is intended that the Plan comply with the requirements of Code §409A and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service), and the Plan will be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.